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Exhibit 23.12

CONSENT OF MILLENNIUM RESEARCH GROUP

        We hereby consent to (i) the references to Millennium Research Group's report, "Global Markets for Medical Device Outsourcing 2005" (the "Report") in Accellent Inc.'s Registration Statement on Form S-4 (File No. 333-130470) (the "Statement") and (ii) Accellent Inc.'s citing of data from the Report in its Statement.

MILLENNIUM RESEARCH GROUP
By:	/s/ DERRICK NAVARRO Name: Derrick Navarro Title: Senior Account Executive

January 24, 2006

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CONSENT OF MILLENNIUM RESEARCH GROUP